EXHIBIT 10.12

CONTRIBUTION AGREEMENT

BY AND AMONG

HYPERION CLF LLC,

a Delaware limited liability company,

WACHOVIA AFFORDABLE HOUSING COMMUNITY

DEVELOPMENT CORPORATION,

a North Carolina corporation,

WACHOVIA INVESTORS, INC.,

a North Carolina corporation

LSR CAPITAL CLF LLC,

a Delaware limited liability company,

CLF MANAGEMENT I, LLC,

a Delaware limited liability company

AND

CAPITAL LEASE FUNDING, INC.,

a Maryland corporation

TABLE OF CONTENTS

ARTICLE I	The Contribution	2

1.1.	Contribution of Interests	2
1.2.	Consideration	2
1.3.	Consent and Waiver	2

ARTICLE II	Representations and Covenants	2

2.1.	Representations by Acquiror	2
2.2.	Representations by Contributors	3
2.3.	Contributors’ Indemnity	5
2.4.	Acquiror’s Indemnity	6

ARTICLE III	Conditions Precedent to Obligations of Acquiror	6

3.1.	Contributors’ Obligations	6
3.2.	Contributors’ Representations and Warranties	6
3.3.	Completion of IPO	6
3.4.	Other Deliveries	6

ARTICLE IV	Conditions Precedent to Obligations of Contributors	6

4.1.	Acquiror’s Obligations	7
4.2.	Contributors’ Representations and Warranties	7
4.3.	Completion of IPO	7

ARTICLE V	Closing and Closing Documents	7

5.1.	Closing	7
5.2.	Contributor’s Deliveries	7
5.3.	Acquiror’s Deliveries	7

ARTICLE VI	Termination	8

6.1.	Termination	8

ARTICLE VII	Miscellaneous	8

7.1.	Expenses	8
7.2.	Notices	8
7.3.	Entire Agreement; Modifications and Waivers; Cumulative Remedies	10
7.4.	Exhibits	10
7.5.	Successors and Assigns	10
7.6.	Article Headings	10
7.7.	Governing Law	10

7.8.	Counterparts	10
7.9.	Survival	10
7.10.	Further Acts	11
7.11.	Severability	11
7.12.	Specific Performance	11
7.13.	Time of the Essence	11
7.14.	Wachovia Assignment	11

EXHIBITS

A	Interests
B	Common Stock Allocation
C	Assignment

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 20th day of November, 2003 by and among Hyperion CLF LLC, a Delaware limited liability company (“Hyperion”), Wachovia Affordable Housing Community Development Corporation, a North Carolina corporation (“CDC”), Wachovia Investors, Inc., a North Carolina corporation (“Wachovia Investors”), LSR Capital CLF LLC, a Delaware limited liability company (“Capital”), and CLF Management I, LLC, a Delaware limited liability company (“Management”), (Hyperion, CDC, Wachovia Investors, Capital and Management are each herein referred to as a “Contributor” and collectively as the “Contributors”), and Capital Lease Funding, Inc., a Maryland corporation (“Acquiror”).

RECITALS

A. Contributors are all of the members of Capital Lease Funding, LLC, a Delaware limited liability company (“CLF”), pursuant to the Limited Liability Company Agreement of Capital Lease Funding, LLC dated as of November 1, 2001, as amended (the “LLC Agreement”), and are the record and beneficial owners of all of the outstanding membership interests of CLF, as set forth on Exhibit A hereto (such membership interests of CLF being herein referred to as the “Interests”).

B. In connection with Acquiror’s underwritten initial public offering (the “IPO”), Contributors desire to contribute the Interests to Acquiror on the terms and conditions herein.

C. Acquiror desires to acquire the Interests from Contributors on the terms and conditions herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

The Contribution

1.1. Contribution of Interests. On the terms and subject to the conditions set forth in this Agreement, each Contributor agrees to contribute and transfer the Interests owned by Contributor to Acquiror and Acquiror agrees to accept transfer of such Interests pursuant to the terms and conditions set forth in this Agreement. Each Contributor agrees to transfer its Interests to Acquiror free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, and any other adverse right, interest, charge or claim of any kind whatsoever (individually a “Lien” and collectively “Liens”), other than the transfer restrictions under Article VI of the LLC Agreement.

1.2. Consideration. The total consideration (the “Consideration”) for which all Contributors will contribute and assign their Interests to Acquiror, and which Acquiror agrees to pay or deliver to the Contributors, subject to the terms of this Agreement, shall be the issuance to the Contributors of 3,968,800 shares of common stock, $.01 par value per share, of Acquiror (“Common Stock”); provided, however, that in the Acquiror’s sole discretion and without the consent of any Contributor the total number of shares of Common Stock constituting the Consideration may be lowered to the extent that Acquiror determines that Acquiror will not receive sufficient funds upon consummation of the IPO (as defined herein) to consummate the transactions contemplated to occur in connection with the formation of Acquiror and the IPO. The total Consideration shall be allocated among the Contributors in accordance with the LLC Agreement. An illustration of such allocation is set forth on Exhibit B hereto. On the Closing Date, Acquiror shall issue to each Contributor a certificate representing the Contributor’s Common Stock constituting the Consideration (in the case of CDC and Wachovia Investors, the certificate will be issued and delivered to Wachovia Investors, consistent with the assignment provided in Section 7.14 below). The certificates evidencing the Common Stock will bear appropriate legends indicating that the Common Stock has not been registered under the Securities Act of 1933, as amended (“Securities Act”). Acquiror assumes no responsibility for the allocation of the Common Stock to any of the Contributors.

1.3. Consent and Waiver. With respect to the transfers of the Interests contemplated hereunder, each of the Contributors hereby consents to such transfers and waives the restrictions set forth under Article VI of the LLC Agreement.

ARTICLE II

Representations and Covenants

2.1. Representations by Acquiror. Acquiror hereby represents and warrants to Contributors that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) Organization and Power. Acquiror is duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this

Agreement. The execution, delivery and performance of this Agreement have been duly authorized by Acquiror, and this Agreement constitutes the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Noncontravention. Neither the execution and delivery nor the performance of, or compliance with, this Agreement by Acquiror has resulted or will result in any violation of or default under, has given rise to or will give rise to any right of termination or acceleration of any obligation under or to loss of any material rights under, or has resulted or will result in the creation of any Lien against any of Acquiror’s assets under, any corporate charter, bylaws, mortgage, indenture, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Acquiror.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against Acquiror in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which could materially and adversely affect the business, financial position, or results of operations of Acquiror or the ability of Acquiror to perform its obligations hereunder.

(d) Common Stock Validly Issued. The Common Stock, when issued, will have been duly and validly authorized and issued, and will be fully paid and nonassessable, free of any preemptive or similar rights.

(e) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Acquiror has been obtained.

2.2. Representations by Contributors. Each Contributor hereby severally and not jointly represents and warrants to Acquiror that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) CLF. To such Contributor’s knowledge, Exhibit A sets forth the entire authorized and outstanding equity and distribution, profits or similar interests in CLF. To such Contributor’s knowledge, except for the Contributors as set forth on Exhibit A, no party has any membership interest in CLF or any right or option to acquire any membership interest in CLF. Such Contributor has provided a complete and accurate copy of the LLC Agreement and the certificate of formation of the Company, as amended through the date hereof, to Acquiror. Except for this Agreement and the LLC Agreement, such Contributor is not party to any voting trust agreements, powers of attorney, member or similar agreements, proxies or other agreements relating to the voting, distribution rights, disposition or pledge of any of such Contributor’s Interests. To such Contributor’s knowledge, except for this Agreement and the LLC Agreement, no other Contributor is party to any voting trust agreements, powers of attorney, member or similar agreements, proxies or other agreements relating to the voting, distribution rights, disposition or pledge of such other Contributor’s Interests. All of the such Contributor’s Interests are duly authorized, fully paid and non-assessable, and none of such Interests was issued in violation of any preemptive or similar right.

(b) Organization and Power. Such Contributor is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such Contributor, and this Agreement constitutes the legal, valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(c) Noncontravention. Neither the execution and delivery nor the performance of, or compliance with, this Agreement by such Contributor has resulted or will result in any violation of or default under, has given rise to or will give rise to any right of termination or acceleration of any obligation under or to loss of any material rights under, or has resulted or will result in the creation of any Lien against the Contributor’s Interests under, any corporate charter, certificate of incorporation, bylaws, articles of organization, limited liability company agreement, regulations, certificate of limited partnership, trust agreement, partnership agreement, mortgage, indenture, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Contributor or such Contributor’s Interests.

(d) Litigation. There is no action, suit, claim, or proceeding pending or, to the Contributor’s knowledge, threatened against such Contributor or such Contributor’s Interests in any court, before any arbitrator, or before or by any governmental body or other regulatory authority that (i) would adversely affect such Contributor’s Interests, (ii) seeks restraint, prohibition, damages, or other relief in connection with this Agreement or the transactions contemplated hereby, or (iii) would materially and adversely affect the ability of such Contributor to perform its obligations hereunder or otherwise delay the consummation of any of the transactions contemplated hereby. Such Contributor is not subject to any judgment, decree, injunction, rule, or order of any court relating to such Contributor’s participation in the transactions contemplated by this Agreement.

(e) Good Title. (i) Such Contributor is the sole owner of the Interests set forth across from such Contributor’s name on Exhibit A, (ii) such Contributor has good and transferable title to such Interests, and (iii) such Interests are free and clear of all Liens, other than the transfer restrictions under Article VI of the LLC Agreement.

(f) No Consents. No authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the assignment contemplated hereby on the part of such Contributor.

(g) Securities Law Matters. (i) In acquiring the Common Stock and engaging in this transaction, such Contributor is not relying upon any representations made to it by Acquiror, or any of the officers, employees, or agents of Acquiror that are not contained herein. The Contributor is aware of the risks involved in investing in the Common Stock. Such Contributor has had an opportunity to ask questions of, and to receive answers from, Acquiror, or a person or persons authorized to act on Acquiror’s behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of Acquiror, including Acquiror’s intent to qualify as a real estate investment trust under federal income tax laws and the associated restrictions that will apply to holders of the Common Stock under federal tax laws and under the Acquiror’s charter and bylaws. Such Contributor confirms that all documents, records, and information pertaining to its investment in the Common Stock that have been requested by it, have been made available or delivered to it prior to the date hereof.

(ii) Such Contributor understands that the Common Stock issuable to such Contributor hereunder has not been registered under the Securities Act or any state securities acts and is instead being offered and sold in reliance on an exemption from such registration requirements. The Common Stock issuable to such Contributor is being acquired solely for the Contributor’s own account, for investment, and is not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and such Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale. Such Contributor understands that the certificates representing the Common Stock issuable to such Contributor will contain appropriate legends reflecting the requirement that the Common Stock not be resold by such Contributor without registration under such laws or the availability of an exemption from such registration.

(h) Accredited Investors. Such Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Such Contributor has received all information regarding Acquiror and the Common Stock that such Contributor has deemed relevant or necessary to such Contributor’s election to contribute its Interests to Acquiror in exchange for Common Stock.

(i) Tax Matters. Such Contributor has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Interests to Acquiror and the receipt of Common Stock as consideration therefor, and (ii) any other transaction contemplated by this Agreement. Such Contributor has not relied on Acquiror or Acquiror’s representatives or counsel for such tax advice.

(j) Brokers. Such Contributor has not engaged the services of any agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

2.3. Contributors’ Indemnity. Each Contributor agrees to indemnify and hold Acquiror and its affiliates harmless against and from all liabilities, losses, damages, claims, costs, and expenses (including reasonable attorneys’ fees) that Acquiror or its affiliates may suffer or incur by reason of, arising out of or relating to any breach of the representations, warranties, covenants or agreements made by such Contributor in this Agreement or in any document, certificate or instrument delivered by such Contributor to Acquiror in connection with the Closing.

2.4. Acquiror’s Indemnity. Acquiror agrees to indemnify and hold each Contributor and its affiliates harmless against and from all liabilities, losses, damages, claims, costs, and expenses (including reasonably attorneys’ fees) that the Contributor or its affiliates may suffer or incur by reason of, arising out of or relating to any breach of the representations, warranties, covenants or agreements made by Acquiror in this Agreement or in any document, certificate or instrument delivered by Acquiror to the Contributor in connection with the Closing.

ARTICLE III

Conditions Precedent to Obligations of Acquiror

Acquiror’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article III, all of which shall be conditions precedent to Acquiror’s obligations under this Agreement.

3.1. Contributors’ Obligations. Each Contributor shall have performed all of its obligations hereunder which are to be performed prior to Closing, including without limitation delivery of all of the items set forth in Section 5.2.

3.2. Contributors’ Representations and Warranties. Each Contributor’s representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date.

3.3. Completion of IPO. The IPO shall have been completed.

3.4. Other Deliveries. Each of the Contributors shall have delivered to Acquiror such other documents, certificates and instruments as Acquiror shall have reasonably requested in connection with the Closing, including without limitation, (a) an affidavit from each Contributor stating, under penalty of perjury, such Contributor’s United States taxpayer identification number, that such Contributor is not a foreign person under applicable federal tax law, (b) a certificate concerning any affiliations of such Contributor with National Association of Securities Dealers, Inc. members and (c) a lock-up agreement with respect to the Common Stock for a period not exceeding 180 days from the date of completion of the IPO.

ARTICLE IV

Conditions Precedent to Obligations of Contributors

Each Contributor’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article IV, all of which shall be conditions precedent to each Contributor’s obligations under this Agreement.

4.1. Acquiror’s Obligations. Acquiror shall have performed all of its obligations hereunder which are to be performed prior to Closing, including without limitation delivery of all of the items set forth in Section 5.3.

4.2. Contributors’ Representations and Warranties. Acquiror’s representations and warranties set forth in Section 2.1 shall be true and correct in all material respects as if made again on the Closing Date.

4.3. Completion of IPO. The IPO shall have been completed.

ARTICLE V

Closing and Closing Documents

5.1. Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Acquiror in New York, New York, or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the “Closing Date”), or as otherwise set by agreement of the parties.

5.2. Contributor’s Deliveries. At the Closing, each Contributor shall deliver the following to Acquiror, in addition to all items required to be delivered to Acquiror pursuant to Section 3.4:

(a) Assignment of Interests. An executed Assignment, in substantially the form of Exhibit C attached hereto, granting and conveying to Acquiror good and indefeasible title to such Contributor’s Interests, free and clear of all Liens;

(b) Authority Documents. Evidence satisfactory to Acquiror that the person or persons executing the documents required hereunder on behalf of such Contributor have full right, power, and authority to do so; and

(c) Certificate. A certificate from such Contributor representing that the representations and warranties of such Contributor herein are true and correct in all material respects as of the Closing Date and such Contributor has performed all of its obligations hereunder which are to be performed prior to Closing.

5.3. Acquiror’s Deliveries. At the Closing, Acquiror shall deliver the following to Contributors:

(a) Certificates for Common Stock. Certificates duly issued by Acquiror in the name of each Contributor as of the Closing Date representing the Common Stock to which such Contributor is entitled pursuant to Section 1.2 of this Agreement;

(b) Authority Documents. Evidence satisfactory to the Contributors that the person or persons executing the closing documents on behalf of Acquiror have full right, power, and authority to do so.

(c) Certificate. A certificate from Acquiror representing that the representations and warranties of Acquiror herein are true and correct in all material respects as of the Closing Date and that Acquiror has performed all of its obligations hereunder which are to be performed prior to Closing.

ARTICLE VI

Termination

6.1. Termination. This Agreement shall terminate if the Closing shall not have occurred on or prior to June 30, 2004. Upon such termination, this Agreement shall have become void and have no effect, and no party hereto shall have any liability to the other parties hereto except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

ARTICLE VII

Miscellaneous

7.1. Expenses. Acquiror shall pay the reasonable fees and disbursements of counsel of each of the Contributors incurred in connection with this Agreement and the transactions contemplated hereby.

7.2. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. Acquiror’s address for all purposes under this Agreement shall be as follows:

Capital Lease Funding, Inc.

110 Maiden Lane

New York, New York 10005

Attention: Paul H. McDowell, Chief Executive Officer

Fax No.: (212) 217-6301

The addresses for the Contributors for all purposes under this Agreement shall be as follows:

Hyperion CLF LLC

50 Charles Lindbergh Blvd., Suite 500

Uniondale, New York 11553

Attention: Christopher J. Steele

Fax No: (516) 745-6787

Wachovia Affordable Housing Community Development Corporation

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0166

Attention: William C. Green

Fax No.: (704) 383-7639

with a copy to:

Wachovia Corporation

One Wachovia Center

30th Floor

301 South College Street

Charlotte, North Carolina 28288-0630

Attention: Timothy F. Danello, Esq.

Fax No.: (704) 383-0353

Wachovia Investors, Inc.

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0166

Attention: William C. Green

Fax No.: (704) 383-7639

with a copy to:

Wachovia Corporation

One Wachovia Center

30th Floor

301 South College Street

Charlotte, North Carolina 28288-0630

Attention: Timothy F. Danello, Esq.

Fax No.: (704) 383-0353

LSR Capital CLF LLC

50 Charles Lindbergh Blvd., Suite 500

Uniondale, New York 11553

Attention: Christopher J. Steele

Fax No: (516) 745-6787

CLF Management I, LLC

110 Maiden Lane

New York, New York 10005

Attention: Paul H. McDowell, Manager

Fax No.: (212) 217-6301

Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

7.3. Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributors or Acquiror upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Contributor or Acquiror of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Contributors or Acquiror either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

7.4. Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

7.5. Successors and Assigns. This Agreement may not be assigned by any Contributor or by Acquiror without the prior approval of Acquiror or the Contributors, as applicable; provided, however, that Acquiror may assign its rights under this Agreement (but not its obligations) to a direct or indirect wholly-owned subsidiary of the Company without the prior approval of the Contributors. This Agreement shall be binding upon, and inure to the benefit of, the Contributors, the Acquiror, and their respective legal representatives, successors, and permitted assigns.

7.6. Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

7.7. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of laws principles.

7.8. Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

7.9. Survival. All representations and warranties, covenants and agreements contained in this Agreement shall survive the Closing.

7.10. Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquiror and Contributors, Acquiror and Contributors shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

7.11. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.12. Specific Performance. Each Contributor agrees that irreparable damage would occur to Acquiror in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Contributor agrees that Acquiror will be entitled to an injunction or injunctions to prevent breaches of this Agreement by such Contributor and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of New York (as to which the Contributor agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which Acquiror may be entitled under this Agreement or otherwise at law or in equity.

7.13. Time of the Essence. Time is of the essence with respect to all obligations of each Contributor under this Agreement.

7.14. Wachovia Assignment. CDC hereby sells, assigns, transfers, conveys and delivers to Wachovia Investors all of CDC’s right, title and interest in and to CDC’s Interests, effective immediately before the Closing.

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first above written.

CONTRIBUTORS:

HYPERION CLF LLC,
a Delaware limited liability company

By:	/S/ SCOTT A. SHAY

Name:	Scott A. Shay

Title:	Executive Vice President

WACHOVIA AFFORDABLE HOUSING COMMUNITY DEVELOPMENT CORPORATION,
a North Carolina corporation

By:	/S/ WILLIAM C. GREEN

Name:	William C. Green

Title:	Managing Director

WACHOVIA INVESTORS, INC.,
a North Carolina corporation

By:	/S/ WILLIAM C. GREEN

Name:	William C. Green

Title:	Senior Vice President

LSR CAPITAL CLF LLC,
a Delaware limited liability company

By:	/S/ ROBERT A. PERRO

Name:	Robert A. Perro

Title:	Vice President

CLF MANAGEMENT I, LLC,
a Delaware limited liability company

By:	/S/ PAUL H. MCDOWELL

Name:	Paul H. McDowell

Title:	Manager

ACQUIROR:

CAPITAL LEASE FUNDING, INC.,
a Maryland corporation

By:	/S/ PAUL H. MCDOWELL

Name:	Paul H. McDowell

Title:	Chief Executive Officer

EXHIBIT A

Interests

Hyperion CLF LLC	60 Series A Membership Interests

LSR Capital CLF LLC	13.33 Series B Membership Interests

Wachovia Affordable Housing Community Development Corporation*	26.67 Series B Membership Interests

CLF Management I, LLC	1 Series C Interest

*	Pursuant to Section 7.14 of this Agreement, Wachovia Affordable Housing Community Development Corporation will, immediately before the Closing, assign the entirety of its Interests in Capital Lease Funding, LLC to Wachovia Investors, Inc., and thereupon Wachovia Investors, Inc., and not Wachovia Affordable Housing Community Development Corporation, will be the sole owner of such Interests and will have good and transferable title thereto, and such Interests will be free and clear of all Liens, other than the transfer restrictions under Article VI of the LLC Agreement.

A-1

EXHIBIT B

Illustration of Allocation of Common Stock*

Shares of Common Stock
Hyperion CLF LLC	2,291,280
LSR Capital CLF LLC	509,173
Wachovia Investors, Inc.**	1,018,347
CLF Management I, LLC	150,000

Total	3,968,800

*	Share allocation illustration is based upon an assumed fair market value of the Interests (and CLF) of $39,688,000. Actual share allocation is subject to adjustment, consistent with the provisions of the LLC Agreement, when the fair market value of the Interests being contributed to Acquiror is determined upon pricing of the IPO.
**	Immediately before the Closing, pursuant to Section 7.14 of this Agreement, Wachovia Affordable Housing Community Development Corporation will assign the entirety of its Interests to Wachovia Investors, Inc., and Wachovia Affordable Community Development Corporation will receive no consideration in connection with the assignment of such Interests to Acquiror.

B-1

EXHIBIT C

Assignment

The undersigned (“Assignor”), for good and valuable consideration paid to the Assignor by Capital Lease Funding, Inc., a Maryland corporation (“Assignee”), pursuant to the Contribution Agreement dated as of                         , 2003 (the “Agreement”), by and among Assignor, Assignee, and the other members of Capital Lease Funding, LLC, a Delaware limited liability company (“CLF”) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, all of Assignor’s right, title, and interest in and to the Assignor’s Interests in CLF.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment to be signed by a duly authorized officer this      day of             , 2004.

ASSIGNOR:

,

_____________________________________

By:
Name:
Title:

ASSIGNEE:

CAPITAL LEASE FUNDING, INC.,
a Maryland corporation

By:
Name:
Title:

C-1